   As filed with the Securities and Exchange Commission on September 15, 2000
                                                      Registration No. 333-44214

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                  (Post-Effective Amendment No. 1 to Form S-1)


                                   ESAT, INC.
                (Name of registrant as specified in its charter))



             Nevada                             7370                         95-0344604
    (State or Jurisdiction of       (Primary Standard Industrial           (IRS Employer
 Organization or Incorporation)     Classification Code Number)       Identification Number)

                       10 Universal City Plaza, Suite 1130
                        Universal City, California 91608
                                  818-464-2670
              (Address and telephone number of principal executive
                    offices and principal place of business)



                      Mark Basile, Chief Financial Officer
                                   eSat, Inc.
                       10 Universal City Plaza, Suite 1130
                        Universal City, California 91608
                                  818-464-2670
            (Name, address and telephone number of agent for service)



                                    Copy to:
                                 David R. Decker
                               Arter & Hadden LLP
                      725 South Figueroa Street, 34th Floor
                          Los Angeles, California 90017


Pursuant to Rule 429, this Post-Effective Amendment will be included a Combined Prospectus relating to this Registration Statement and Registration Statement File No. 333-95451.

Pursuant to Rule 429(b), this Post-Effective Amendment also serves as Post-Effective Amendment No. 3 to Registration Statement File No. 333-95451.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject to completion, dated September 15, 2000

                      SUPPLEMENT, DATED SEPTEMBER __, 2000,

                      TO PROSPECTUS, DATED AUGUST 29, 2000,

                                       OF

                                   ESAT, INC.



        Effective September 13, 2000, Michael C. Palmer is no longer serving as President, Chief Executive Officer and Secretary of the company. Chester L. Noblett, Jr., the current chairman of the board, will be acting CEO, pending a search for a new CEO. Mark S. Basile, our Chief Financial Officer, has been elected Secretary of the company. See "Management" commencing at page 26 of the prospectus for the business backgrounds of Mr. Noblett and Mr. Basile.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Universal City, State of California, on September 15, 2000.

                                       ESAT, INC.

                                       By /s/ Mark S. Basile
                                          --------------------------------------
                                              Mark S. Basile,
                                              Chief Financial Officer

        Pursuant to the requirement of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                             Date
---------                            -----                             ----
/s/ Chester L. Noblett, Jr.          Acting Chief Executive Officer,   September 15, 2000
--------------------------------     Chairman of the Board and
Chester L. Noblett, Jr.              Assistant Secretary


/s/ Mark S. Basile                   Chief Financial Officer,          September 15, 2000
--------------------------------     Principal Accounting Officer
Mark S. Basile                       and Secretary


/s/ Salvator A. Piraino              Director                          September 15, 2000
--------------------------------
Salvator A. Piraino


/s/ Edward Raymund*                  Director                          September 15, 2000
--------------------------------
Edward Raymund


/s/ Esther Rodriguez*                Director                          September 15, 2000
--------------------------------
Esther Rodriguez


/s/ James E. Fuchs*                  Director                          September 15, 2000
--------------------------------
James E. Fuchs


*       By  /s/ Mark S. Basile
            --------------------------------
            Mark S. Basile
            Attorney-in-Fact